EXHIBIT 23

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Blonder Tongue Laboratories, Inc.

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-15039, 333-52519, 333-37670, 333-96993 and 333-111367 of Blonder Tongue Laboratories, Inc. on Form S-8, and Registration Statement No. 333-53045 of Blonder Tongue Laboratories, Inc. on Form S-3, of our reports dated April 12, 2005, relating to the consolidated financial statements and schedule of Blonder Tongue Laboratories, Inc. included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

BDO Seidman, LLP
/s/ BDO Seidman, LLP

Woodbridge, New Jersey

April 15, 2005